Series Number: 20
For period ending: 04/30/17

48)	Investor, A, & R
1.300%

   I
1.200%

Y & R5
	      1.100%

	      R6
	      1.050%


72DD)		1. Total income dividends for
which record date passed during the period
			Investor Class		14
			I Class 		-
		2. Dividends for a second class
of open-end company shares
      A Class		6
			R Class		2
			R5 Class		5
			R6 Class		3

73A)		1. Dividends from net investment
income
			Investor Class
	$0.0123
			I Class			$-
		2. Dividends for a second class
of open-end company shares
      A Class
	$0.0106
			R Class
	$0.0089
			R5 Class
	$0.0137
			R6 Class
	$0.0141

74U)   		1. Number of shares outstanding
(000's omitted)
			Investor Class
	1,144
			I Class	      		-
2. Number of shares outstanding
of a second class of open-end
company shares (000's omitted)
      Y Class		-
      A Class		601
			R Class		200
			R5 Class		401
			R6 Class		200

74V)		1. Net asset value per share (to
nearest cent)
			Investor Class
	$10.55
			I Class
	$10.55
2. Net asset value per share of a
second class of open-end
company shares (to nearest cent)
      Y Class
	$10.55
      A Class
	$10.54
			R Class
	$10.54
      R5 Class
	$10.56
      R6 Class
	$10.56